Exhibit 10.13

Up to $9,000,000.00	Effective Date: August 20, 2026 Orange County, New York

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, PHARMACANN OF NEW YORK, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of GROWN ROGUE NEW YORK LLC, a New York limited liability company or its assignee (the “Noteholder”) the principal amount of up to Nine Million Dollars ($9,000,000.00) pursuant to advances (each an “Advance” and collectively the “Advances”) used by Noteholder on Borrower’s behalf to fund the Permitted Expenses (defined below) (the aggregate amount advanced hereunder being the “Loan”), together with all accrued interest thereon, as provided in this Secured Promissory Note (this “Note”).

This Note is made in connection with that certain Goods and Services Agreement dated on or about the date hereof by and between Borrower and Noteholder (the “GSA”), and is subject to the terms and conditions of the Loan Documents (defined below) in addition to the requirements of the Act and the Regulator.

On or about the date hereof, Lender (or a Lender’s Affiliate), as purchaser, and PharmaCann Inc., a Delaware corporation and the entity owner of Borrower (“Borrower’s Parent”), as seller, have entered into a binding agreement in connection with the continued negotiation between Borrower’s Parent and Lender (or Lender’s Affiliate, regarding Lender’s proposed acquisition of (i) 100% of the equity ownership interest of Borrower pursuant to a membership interest purchase agreement (the “MIPA”), and (ii) certain of Borrower’s assets pursuant to an asset purchase agreement (the “APA” and together with the MIPA, the “Purchase Agreements”).

1. Definitions. For purposes of this Note, the following terms shall have the following definitions:

(a) “Draw Down Period” means the six (6) month period commencing on the Effective Date.

(b) “Junior Indebtedness” means each of the obligations evidenced by (i) that certain Senior Secured Bridge Term Loan Agreement, dated as of May 12, 2026 by and among, inter alia, Field Point Agency Services, a Delaware corporation (“Field Point”) and Borrower (the “2026 Senior Secured Bridge Loan Agreement”), and (ii) that certain Indenture entered into as of June 24, 2021, by and among PharmaCann Inc., a Delaware corporation, Argent Institutional Trust Company, as Trustee and Collateral Agent, and the other parties thereto (the “2021 Indenture”).

(c) “Junior Lender Agent” means Field Point.

(d) “Junior Loan Documents” means, collectively, (i) the 2026 Senior Secured Bridge Loan Agreement and each of the other documents executed and delivered in connection with the 2026 Senior Secured Bridge Loan Agreement, and (ii) the 2021 Indenture and each of the other documents executed and delivered in connection with the Indenture.

(e) “Intercreditor Agreement” means that certain intercreditor letter agreement dated as of the date hereof by and between Noteholder and Junior Lender Agent (as the same may be modified, replaced, restated and/or otherwise changed from time to time).

(f) “Loan Agreement” means that certain Loan Agreement by and between Noteholder, as lender, and Borrower, as borrower, of even date herewith.

(g) “Loan Documents” means collectively, this Note, the Loan Agreement, the Security Agreement, and all ancillary or related documents, instruments, and agreements, as amended, modified, or restated from time to time.

(h) “Permitted Expenses” means inventory, equipment, goods, working capital and capital expenditures of the Facilities approved by Lender during the Draw Down Period, including, without limitation, federal, state and local taxes, fees and costs related to maintaining State Cannabis Licenses, payroll, marketing expenses, purchasing, packaging, cannabis ingredients, raw materials and payments of invoices from vendors.

(i) “Security Agreement” means that certain Security Agreement by and between Noteholder, as lender, and the Borrower, as debtor, of even date herewith.

(j) “State License” means those certain Registered Organization (“RO”) and Registered Organization with Dispensing (“ROD”) license registrations, as identified in Exhibit A (together, the “State Cannabis Licenses”), issued by the New York Office of Cannabis Management (the “OCM”) in tandem with the approval of the New York Cannabis Control Board (the “CCB” and together with OCM, the “State Cannabis Regulator”), to operate as a vertically integrated dual-use cannabis operator of the type and at the premises designated in Exhibit A. Each location listed on Exhibit A are referred to herein and in the other Loan Documents as a “Facility” and collectively as the “Facilities.”

All other capitalized terms that are not otherwise defined in this Note shall have the meanings given to such terms in the Loan Agreement, the GSA or the Purchase Agreements as applicable.

2. Advances; Evidence of Debt.

(a) Noteholder, on Borrower’s behalf, may make Advances on a revolving basis under this Note prior to the Maturity Date (or the Extended Maturity Date, if applicable) to fund the Permitted Expenses. Borrower’s execution of the Loan Documents shall be irrevocable authorization by Borrower for Noteholder to make the Advances which in Noteholder’s sole discretion are necessary or desirable to fund the Permitted Expenses, and no further authorization needs to be requested by Noteholder.

(b) Noteholder shall maintain a ledger evidencing the indebtedness of the Borrower to the Noteholder resulting from each Advance and taking into account that the credit facility is a revolver. The entries made in such ledger shall be conclusive absent manifest error and constitute prima facie evidence of the existence and amounts of each Advance; provided, however, that any error or inaccuracy therein shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay (with applicable interest) in accordance with the terms of this Note any Advance actually made by the Noteholder under this Note.

3. Payment Dates.

(a) Payment Dates. No payments will be due under this note until the Maturity Date (or the Extended Maturity Date, if applicable). On the Maturity Date (or the Extended Maturity Date, if applicable), all amounts then outstanding under this Note, including unpaid principal, accrued and unpaid interest, and any unpaid fees, shall be due and payable.

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

(c) Maturity Date; Extension. Subject to the terms of the Loan Agreement, unless earlier discharged or satisfied, the entire outstanding principal balance and all unpaid accrued interest shall be due and payable on the first anniversary of the date of the date this Note is issued (such date, the “Maturity Date”). Provided, however, in the event each of the Extension Conditions (as hereafter defined) are satisfied, the Maturity Date shall be automatically extended for an additional one (1) year term (to the second anniversary date of the date this Note is issued) (such date, the “Extended Maturity Date”). The term “Extension Conditions” means: (i) no Event of Default shall have occurred and be continuing, (ii) the GSA remains in effect, (iii) the Purchase Agreements remain in effect, and (iv) the closing of the transactions contemplated by the Purchase Agreements has not yet occurred.

4. Interest.

(a) Interest Rate. Except as provided in Section 5(b), principal amounts outstanding of each Advance under this Note shall bear interest at a rate per annum (the “Interest Rate”) equal to ten percent (10%) per annum.

(b) Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the lower of: (i) the Interest Rate plus three percent (3.0%); or (ii) the highest rate permitted by applicable law.

(c) Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.

(d) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. Interest shall accrue on each Advance on the day on which such Advance is made until the day prior to which it is paid.

5. Payment Mechanics.

(a) Manner of Payment. All payments due under this Note shall be made in US dollars no later than 12:00 PM on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

6. Use of Proceeds. The Loan hereunder is being made for the sole purpose of funding the Permitted Expenses.

7. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay any amount under this Note within five (5) days after the date such amount is due.

(b) Other Defaults; Cross Default. Borrower (i) fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement, the Security Agreement, the Note, any other Loan Document, or (ii) fails to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender or Lender’s Affiliate and Borrower, or between Lender or Lender’s Affiliate and Borrower or Borrower’s Parent, including but not limited to the GSA and the Purchase Agreements, and such failure continues for 30 days. In addition, the occurrence of a default under the Junior Indebtedness shall constitute a default hereunder.

(c) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency or other relief for debtors.

(ii) An involuntary case is commenced under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d) Failure to Give Notice. The Borrower fails to give the notice of an Event of Default specified in Section 8.

(e) Distributions. Borrower shall make any distributions of net cash flow to its members (directly or indirectly) without Noteholder’s prior written consent.

8. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, in addition to all other remedies available to Noteholder at law or in equity or under any of the other Loan Documents, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 7(b) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder. Borrower further acknowledges and agrees that a breach by Borrower of its non-monetary covenants hereunder will cause extraordinary and irreparable harm to the Noteholder, by vitiating the intent and purpose of the transactions contemplated hereby and otherwise. Accordingly, Borrower acknowledges that the remedy at law for a breach of its non-monetary covenants under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of its non-monetary covenants under this Note, that the Noteholder shall be entitled, in addition to all other available remedies under the Loan Documents, at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

10. Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

11. Notices. All notices and other communications relating to this Note shall be in writing and shall be provided in the manner set forth in the Loan Agreement.

12. Governing Law. This Note will be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

13. Arbitration; Venue. All disputes arising out of or relating to this Agreement, including, but not limited to, conduct and representations made during this Agreement’s formation and negotiation, based on any legal theory (including but not limited to contract, warranty, tort and Fraud), will be resolved solely through binding and confidential arbitration in the State of New York, by a single arbitrator in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration. The arbitrator may issue temporary, preliminary, or permanent injunctive or declaratory relief, but may not award punitive damages. Any issue concerning the extent to which a dispute is subject to arbitration shall be governed by the Federal Arbitration Act and resolved by the arbitrator. Nothing in this Section will prevent a party from seeking emergency injunctive relief in a judicial proceeding in order to prevent irreparable injury. In the event that such judicial proceedings are instituted, the Parties agree that once a court grants or denies a request for emergency injunctive relief, the Parties will resolve all remaining disputes arising under this Section in arbitration. The Parties’ consent to the jurisdiction of state courts sitting in the State of New York for enforcement of any judgment or arbitration award. The arbitration decision shall also remain confidential, except to the extent necessary to enforce the award in a judicial action.

14. WAIVER OF JURY TRIAL. BORROWER WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THIS NOTE AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. BORROWER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, BORROWER FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE.

15. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity. This Note may not be assigned by the Borrower without the prior written consent of the Noteholder. Any such assignment by the Borrower without having obtained consent will be void and of no force or effect.

16. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

17. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

18. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

19. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

20. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.) and any other similar state laws based on the Uniform Electronic Transactions Act.

21. Security. This Note is secured by a security interest in the Collateral as specified and defined in the Security Agreement.

22. Federal Cannabis Laws. The Parties expressly acknowledge that, despite the permissive regulatory environment existing in the State of New York and certain other states, the cultivation, processing, possession, use, marketing, transport, and sale of marijuana remain illegal under federal law. Therefore, notwithstanding anything to the contrary contained herein, Borrower shall not be deemed to be in violation of this Note due to its failure or inability to comply with Federal Cannabis Laws (defined below) so long as the conduct of its business is in compliance with the Act and the guidance of the Regulator. The Parties expressly waive any right to rescission or any claim or defense that this Note, or any term or provision hereof, is unenforceable due to the federal illegality of Borrower’s business or any facet thereof. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of marijuana, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

23. Regulatory and Licensure Cooperation. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE PARTIES ACKNOWLEDGE THAT DEBTOR’S OPERATION OF ITS BUSINESS AND LENDER’S EXERCISE OF CERTAIN RIGHTS AND REMEDIES CONTAINED HEREIN ARE SUBJECT TO STRICT REGULATORY REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS IMPOSED OR CREATED BY THE NEW YORK MARIJUANA REGULATION AND TAXATION ACT (OTHERWISE KNOWN AS THE NEW YORK CANNABIS LAW), AND THE REGULATIONS PROMULGATED PURSUANT THERETO BY NEW YORK OFFICE OF CANNABIS MANAGEMENT (THE “OCM”) AND ALL LAWS AND REGULATIONS PROMULGATED THEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY LAWS NOW OR HEREAFTER IN EFFECT WHICH PERMIT THE CULTIVATION, PRODUCTION, DISTRIBUTION AND SALE OF RECREATIONAL CANNABIS AND CANNABIS PRODUCTS, IN EACH CASE AS AMENDED, MODIFIED OR REPLACED FROM TIME TO TIME (“STATE MARIJUANA LAWS”) AND ANY OTHER APPLICABLE STATE OR LOCAL STATUTE OR REGULATORY REQUIREMENT (COLLECTIVELY, THE “ACT”) AND/OR THE GUIDANCE OR INSTRUCTION OF THE NEW YORK CANNABIS CONTROL BOARD (THE “BOARD”) OR OF ANY OTHER APPLICABLE STATE OR LOCAL REGULATORY BODY OR AGENCY (COLLECTIVELY, THE “REGULATOR”). THE PARTIES INTEND TO COMPLY WITH ALL APPLICABLE REQUIREMENTS OF THE ACT AND GUIDANCE OF THE REGULATOR AT ALL TIMES. IF NECESSARY TO COMPLY WITH THE REQUIREMENTS OF THE ACT AND/OR THE REGULATOR, THE PARTIES HEREBY AGREE TO (AND TO CAUSE THEIR RESPECTIVE AFFILIATES AND RELATED PARTIES AND REPRESENTATIVES TO) USE THEIR RESPECTIVE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS REASONABLY REQUESTED TO ENSURE COMPLIANCE WITH THE ACT AND/OR THE REGULATOR, INCLUDING, WITHOUT LIMITATION, NEGOTIATING IN GOOD FAITH TO AMEND, RESTATE, SUPPLEMENT, OR OTHERWISE MODIFY THIS NOTE TO REFLECT TERMS THAT MOST CLOSELY APPROXIMATE THE PARTIES ORIGINAL INTENTIONS BUT ARE RESPONSIVE TO AND COMPLIANT WITH THE REQUIREMENTS OF THE ACT AND/OR THE REGULATOR.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

BORROWER:

PHARMACANN OF NEW YORK, LLC,
a New York limited liability company

By:	/s/ Patrick Unzicker
Name:	Patrick Unzicker
Its:	Authorized Signatory

Exhibit A

Location	License
14 Hudson Crossing Drive, Hamptonburgh, New York 12549	#OCM-XROD-23-000002 (Adult-Use ROD) #MM0101M (Medical RO)
25-27 W Fordham Road, Bronx, New York 10468	#MM0106D
2 Wade Road, Latham, New York 12110	#MM0108D
3760 Union Road, Cheektowaga, New York 14225	#MM0109D
5841 Bridge Street, East Syracuse, New York 13057	#MM0107D

A-1